UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 29, 2026
MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida	001-35887	26-2792552
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
1775 West Oak Commons Ct., NE, Marietta GA 30062
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (770) 651-9100
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MDXG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On July 29, 2026, MiMedx Group, Inc., a Florida corporation ( “MiMedx”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sanara MedTech Inc., a Texas corporation (“Sanara”), and Mustang Merger Sub, Inc., a wholly-owned subsidiary of MiMedx (“Merger Subsidiary”), pursuant to which, among other things and subject to the terms and conditions of the Merger Agreement, Merger Subsidiary will be merged with and into Sanara (the “Merger”), with Sanara surviving the Merger as a wholly-owned subsidiary of MiMedx (the “Surviving Corporation”). The Merger and the other transactions contemplated by the Merger Agreement are collectively referred to as the “Transactions.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.
The Boards of Directors of each of Sanara and MiMedx (the “Sanara Board” and the “MiMedx Board,” respectively) have unanimously approved the Merger Agreement and the Transactions, including, in the case of MiMedx, the Merger and the issuance by MiMedx of common stock, par value $0.001 per share of MiMedx (the “MiMedx Common Stock”) as Merger Consideration (as defined below).
Merger Consideration
Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, at the effective time of the Merger (the “Effective Time”), each share of Sanara common stock, par value $0.001 per share (“Sanara Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) shares held by a holder who is entitled to demand and properly demands appraisal of such shares in accordance with Chapter 10, Subchapter H of the Texas Business Organizations Code and (ii) shares held by MiMedx, Sanara or any of their respective subsidiaries (each, an “Excluded Share”)), will be cancelled and converted into the right to receive $33.00 per share in cash, without interest (the “Per Share Cash Consideration”) and 0.4735 shares of MiMedx Common Stock (the “Per Share Stock Consideration,” and together with the Per Share Cash Consideration, the “Merger Consideration”). The Per Share Stock Consideration represents a value of $2.00 per share, calculated based on the average closing price of MiMedx Common Stock for the five consecutive trading days immediately prior to July 29, 2026. At the Effective Time, each Excluded Share will automatically be cancelled and extinguished without any consideration paid for such Excluded Share.
The shares of MiMedx Common Stock to be issued in connection with the Merger will be listed on the Nasdaq Stock Market. In connection with the issuance of MiMedx Common Stock as Merger Consideration, MiMedx will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”), which will include the proxy statement of Sanara for its stockholder meeting relating to the Transactions.
Treatment of Equity Awards
Pursuant to the Merger Agreement, immediately prior to the Effective Time, (a) each share of restricted Sanara Common Stock, granted pursuant to Sanara’s equity plans, whether vested or unvested, which is outstanding as of immediately prior to the Effective Time and which is subject to restrictions on transfer and/or forfeiture (the “Sanara Restricted Stock”), will automatically be canceled and converted automatically into the right to receive from Sanara, at or promptly after the Effective Time, an amount (i) in cash (less applicable tax withholdings) equal to the Per Share Cash Consideration and (ii) a number of shares of MiMedx Common Stock equal to the Per Share Stock Consideration (collectively, the “Restricted Stock Consideration”); and (b) immediately prior to the Effective Time, each option that represents the right to acquire Sanara Common Stock, which is outstanding as of immediately prior to the Effective Time (each, a “Sanara Option”) shall, by virtue of the Merger and without any action on the part of Sanara, MiMedx or the holder of such Sanara Option, automatically be cancelled and converted automatically into the right to receive from Sanara, at or promptly after the Effective Time, an amount in cash (less applicable taxes) equal to the Merger Consideration (with the Per Share Stock Consideration based on the closing price of the shares of MiMedx Common Stock on the last trading day prior to the Closing Date) less the exercise price payable in respect of such Sanara Option (the “Option Consideration”).

Representations, Warranties and Covenants
The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants relating to Sanara’s conduct of its business between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement, and Sanara’s obligation to convene a meeting of its stockholders to consider and vote upon the adoption and approval of the Merger Agreement.

Additionally, Sanara is bound by a covenant not to solicit, initiate, or knowingly take any action to facilitate or encourage any competing acquisition proposals. However, at any time before receiving the Sanara Stockholder Approval (as defined below), if the Sanara Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that an unsolicited competing acquisition proposal is or would reasonably be expected to lead to a Superior Proposal and the Board’s failure to engage would be reasonably likely to be inconsistent with its fiduciary duties, then Sanara is permitted to engage in discussions or negotiations with the third party, subject to certain requirements set forth in the Merger Agreement. If, at any time before receiving the Sanara Stockholder Approval, Sanara has received an unsolicited Superior Proposal, then the Sanara

Board may make an Adverse Recommendation Change and/or cause Sanara to terminate the Merger Agreement, subject to certain requirements set forth in the Merger Agreement, including first providing MiMedx with customary match rights. In addition, subject to certain conditions and requirements, including first providing MiMedx customary match rights, the Sanara Board may effect an Adverse Recommendation Change (but not terminate the Merger Agreement) in response to an “Intervening Event”.
Conditions to the Transactions
The Merger is subject to the satisfaction or waiver (where permitted by applicable law) of certain closing conditions, including:
•the adoption and approval of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Sanara Common Stock entitled to vote thereon (the “Sanara Stockholder Approval”);
•the absence of any law, ruling, injunction or order that restrains, enjoins, renders illegal or otherwise prohibits the consummation of the Merger;
•the expiration or earlier termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act;
•the registration statement on Form S-4, pursuant to which the shares of MiMedx Common Stock issuable in connection with the Merger being registered with the SEC and declared effective by the SEC, and the absence of a stop order suspending such registration statement, and the shares of MiMedx Common Stock to be issued in connection with the Merger being approved for listing on Nasdaq;
•the absence of a Material Adverse Effect on Sanara since the date of the Merger Agreement; and
•other customary closing conditions, including the accuracy of each party’s representations and warranties and each party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to certain qualifications as to materiality).
Termination
The Merger Agreement may be terminated by mutual written agreement of Sanara and MiMedx. In addition, either party may terminate the Merger Agreement if: (i) the Merger has not been consummated on or before July 29, 2027 (the “End Date”), provided that either Sanara or MiMedx may extend the End Date to January 29, 2028 in the event that the requisite antitrust approvals have not been obtained by the End Date; (ii) a court or other governmental authority issues a final, non-appealable order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger; (iii) the Sanara Stockholder Approval is not obtained at a meeting of the Sanara stockholders (or any adjournment or postponement thereof taken in accordance with the Merger Agreement); or (iv) the other party breaches any of its representations, warranties or covenants, the breach would cause certain closing conditions not to be satisfied, and the breach is not curable or, if curable, is not cured within the time period set forth in the Merger Agreement. In addition, the Merger Agreement may be terminated (i) by Sanara, prior to obtaining the Sanara Stockholder Approval, to enter into a definitive agreement with respect to a Superior Proposal, subject to compliance with the applicable provisions of the Merger Agreement and payment of the Termination Fee described below, and (ii) by MiMedx if at any time prior to obtaining the Sanara Stockholder Approval the Sanara Board effects an Adverse Recommendation Change.
If the Merger Agreement is terminated under certain circumstances, Sanara would be obligated to pay MiMedx a termination fee of $22,540,785.00 in cash (the “Sanara Termination Fee”). The Sanara Termination Fee would be payable, among other circumstances, if: (i) the Merger Agreement is terminated by MiMedx following Sanara's board of directors changing or withdrawing its recommendation regarding the Merger; (ii) Sanara terminates the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal; or (iii) following the public disclosure of an alternative acquisition proposal with respect to Sanara, the Merger Agreement is terminated (A) by Sanara or MiMedx for failure to consummate the Merger by the End Date or failure to obtain the Sanara Stockholder Approval or (B) by MiMedx due to a breach by Sanara of any of its representations, warranties, covenants or agreements set forth in the Merger AGreement that would result in any of the closing conditions not being satisfied by the End Date and, in each case, within 12 months after such termination, Sanara enters into a definitive agreement for, or consummates, certain alternative acquisition transactions. Furthermore, MiMedx will be required to pay to Sanara a termination fee of $9,660,336.00 if Sanara terminates the Merger Agreement because of a failure of MiMedx to consummate the Merger when required to do so by the Merger Agreement. In no event will either party be required to pay its applicable termination fee on more than one occasion.
Financing of the Merger
Concurrently with the entry into the Merger Agreement, MiMedx entered into a debt commitment letter (the “Debt Commitment Letter”), pursuant to which certain funds managed and/or advised by Hayfin Capital Management LLP (the

“Lenders”) have committed to provide MiMedx with debt financing in the form of a first lien senior secured term loan facility in an aggregate principal amount of $300.0 million (subject to conditions set forth in the Debt Commitment Letter) (the “Debt Financing”). The obligations of the Lenders to provide debt financing under the Debt Commitment Letter are subject to certain customary conditions, including (i) the execution and delivery of definitive documentation with respect to such financing in accordance with the Debt Commitment Letter and (ii) the consummation of the Mergers in all material respects in accordance with the terms and conditions of the Merger Agreement. In connection with the execution and delivery of definitive documentation with respect to the Debt Financing, MiMedx’s existing credit agreement will be terminated and any amounts outstanding will be repaid in full.
Voting Agreement
Concurrently with the execution of the Merger Agreement, on July 29, 2026, MiMedx entered into a voting agreement (the “Voting Agreement”) with Sanara and certain stockholders of Sanara (the “Specified Stockholders”). Pursuant to the Voting Agreement, each of the Specified Stockholders has agreed, among other things, to vote, or cause to be voted, all of the shares beneficially owned by such Specified Stockholder (the “Shares”) in favor of the adoption of the Merger Agreement and against any alternative acquisition proposal, in each case, subject to certain conditions.
As of the date of the Merger Agreement, the Specified Stockholders collectively held approximately 38.9% of the total voting power of the Shares. The Voting Agreement also contains restrictions on, among other things, the transfer of the Shares held by the Specified Stockholders.
The Voting Agreement will terminate upon the earliest of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the termination of the Voting Agreement by written agreement of the parties thereto, (d) the date on which the Sanara Board makes an Adverse Recommendation Change, or (e) such date and time as the Merger Agreement shall have been, without the prior written consent of Sanara’s stockholders, amended or supplemented, or any provision thereof waived, in a manner that changes the form of the consideration or reduces the amount of the Merger Consideration payable (or issuable) in respect of the Shares.
The foregoing descriptions of the Merger Agreement and Voting Agreement are qualified in their entirety by reference to the full text of the Merger Agreement and Voting Agreement, copies of which is filed as Exhibit 2.1 and 10.1, respectively, to this Current Report on Form 8-K or incorporated by reference herein.
The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by each party in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties' public disclosures. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the parties.
Item 7.01    Regulation FD Disclosure.
On July 29, 2026, MiMedx issued a press release announcing its entry into the Merger Agreement (the “Merger Press Release”). A copy of the Merger Press Release is furnished as Exhibit 99.1 and is incorporated herein by reference. MiMedx also intends to issue an investor presentation regarding the Transactions, a copy of which is furnished hereto as Exhibit 99.2 and incorporated into this Item 7.01 by reference.
The information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section. Further, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 shall not be deemed to be incorporated by reference into the filings of MiMedx under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction between MiMedx and Sanara, which involve substantial risks and uncertainties. Such statements may contain words such as “expect,” “anticipate,” “will,” “should,” “believe,” “intend,” “plan,” “estimate,” “predict,” “seek,” “continue,” “outlook,” “may,” “might,” “should,” “can have,” “have,” “likely,” “potential,” “target,” “indicative,” “illustrative,” and variations of such words and similar expressions, and relate in this presentation, without limitation, to statements, beliefs, projections and expectations about future events. Such statements are based on MiMedx’s expectations, intentions and projections regarding MiMedx’s future performance, anticipated events or trends and other matters that are not historical facts. Such forward looking statements include statements relating to, among other things, MiMedx’s expectations with respect to the (i) timing for completion of the business combination, (ii) results, benefits and synergies of the Merger, (iii) future financial performance and condition, including estimated combined surgical revenue and Adjusted EBITDA margin, and (iv) benefits of the Merger to the MiMedx and Sanara shareholders. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition, political risks, and other risks that may affect MiMedx’s future performance, including the impacts of inflationary pressures and other macroeconomic factors on MiMedx’s business, markets, supply chain, customers and workforce, on the credit and financial markets, and on the global economy generally; (ii) the future market for MiMedx’s products can depend on regulatory approval of such products, which might not occur at all or when expected, and is based in part on assumptions regarding the number of patients who elect less acute and more acute treatment than MiMedx’s products, market acceptance of MiMedx’s products, and adequate reimbursement for such therapies; (iii) failure to realize the anticipated benefits of the Merger; (iv) failure to realize expected benefits from MiMedx’s other business strategies; (v) the possibility that stockholders of Sanara MedTech may not approve the Merger Agreement; (vi) the risk that a condition to closing may not be satisfied, that either party may terminate the Merger Agreement or that the closing might be delayed or not occur at all; (vii) potential adverse reactions or changes to business or employee relationships (viii) adverse developments in the credit markets which could impact MiMedx’s ability to secure financing in the future; (ix) the process of obtaining regulatory clearances or approvals to market a biological product or medical device from the FDA or similar regulatory authorities outside of the U.S. is costly and time consuming, and such clearances or approvals may not be granted on a timely basis, or at all, and the ability to obtain the rights to market additional, suitable products depends on negotiations with third parties which may not be forthcoming; (x) future sales are uncertain and are affected by competition, access to customers, patient access to hospitals and healthcare providers, the reimbursement environment and many other factors; (xi) changes in applicable laws or regulations, including environmental, health and safety regulations; (xii) the possibility that MiMedx may be adversely affected by other economic, business, and/or competitive factors; (xiii) market and economic conditions, or MiMedx’s financial performance; (xiv) geopolitical risks; and (xv) other risks and uncertainties, including those discussed in MiMedx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 25, 2026 under the heading “Risk Factors.” Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. Additional information concerning these risks, uncertainties and other factors that could cause actual results to vary is, or will be, included in the reports filed by MiMedx with the Securities and Exchange Commission. Forward-looking statements included in this presentation speak only as of the date hereof and, except as required by applicable law, MiMedx does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances, after the date of this presentation.
Important Information and Where to Find It
In connection with the proposed transaction, MiMedx intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of Sanara and that also constitutes a prospectus of MiMedx. Each of MiMedx and Sanara may also file other relevant documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement/prospectus or registration statement or any other document that MiMedx or Sanara may file with the SEC. The definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of Sanara. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/prospectus (if and when available) and other documents containing important information about MiMedx, Sanara and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by MiMedx will be available free of charge on MiMedx’s website at https://investors.mimedx.com/. Copies will also be available at no charge at the Investors Relations section of Sanara’s website at https://ir.sanaramedtech.com/.
Participants in the Solicitation
Sanara, MiMedx and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Sanara, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Sanara’s proxy statement for its 2026 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2026. Information about the directors and executive officers of MiMedx, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in MiMedx’s proxy statement for its 2026 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2026. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Sanara and MiMedx using the sources indicated above.
No Offer or Solicitation
This communication does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of July 29, 2026, by and among MiMedx Group, Inc., Sanara MedTech Inc., and Mustang Merger Sub, Inc.*
10.1	Voting Agreement, dated as of July 29, 2026 by and among MiMedx Group, Inc., Sanara MedTech Inc., and certain stockholders identified in an exhibit thereto*
99.1	Press Release dated July 29, 2026 relating to the Merger.
99.2	Investor Presentation dated July 29, 2026 relating to the Merger.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.
*Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

July 29, 2026	By:	/s/ William “Butch” Hulse
William “Butch” Hulse General Counsel & Chief Administrative Officer